Exhibit 5.1

330 North Wabash Avenue
Suite 2800
Chicago, Illinois 60611
Tel: +1.312.876.7700 Fax: +1.312.993.9767
www.lw.com
FIRM / AFFILIATE OFFICES
	Austin	Moscow
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
	Chicago	Riyadh
February 14, 2022	Dubai	San Diego
	Düsseldorf	San Francisco
	Frankfurt	Seoul
	Hamburg	Shanghai
	Hong Kong	Silicon Valley
	Houston	Singapore
	London	Tel Aviv
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan

Advanced Micro Devices, Inc.

2485 Augustine Drive

Santa Clara, California 95054

Re:	Registration Statement on Form S-8; 30,108,712 shares of Advanced Micro Devices, Inc. common stock, $0.01 par value per share

To the addressees set forth above:

We have acted as special counsel to Advanced Micro Devices, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance by the Company of up to 30,108,712 shares (the “Shares”) of common stock of the Company, $0.01 par value per share, covering (i) the number of shares to be issued upon the settlement of restricted stock units (“RSUs”) outstanding under the Xilinx, Inc. 2007 Equity Incentive Plan (the “Xilinx Equity Incentive Plan”), after giving effect to the merger contemplated by the Agreement and Plan of Merger, dated October 26, 2020 (the “Merger Agreement”), by and among the Company, Thrones Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and Xilinx, Inc. (“Xilinx”), pursuant to which such RSUs were assumed by the Company and became the right to purchase shares of AMD Common Stock in accordance with the terms and calculations set forth in the Merger Agreement, and (ii) any additional shares of AMD Common Stock that may become issuable under the Xilinx Equity Incentive Plan. Pursuant to the Merger Agreement, Merger Sub merged with and into Xilinx, with Xilinx as the surviving corporation and a wholly owned subsidiary of the Company. Upon consummation of the merger, all such outstanding RSUs became the right to purchase Shares in accordance with the terms and calculations set forth in the Merger Agreement. The Shares are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on February 14, 2022 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Shares.

February 14, 2022

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company for legal consideration in excess of par value in the circumstances contemplated by the Merger Agreement, assuming in each case that the individual grants or awards under the Xilinx Equity Incentive Plan are duly authorized by all necessary corporate action and duly granted or awarded and exercised in accordance with the requirements of law and the Xilinx Equity Incentive Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham &Watkins LLP